Exhibit 4.4.1

CONFIDENTIAL TREATMENT REQUESTED BY CELLECTIS S.A.—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

EXECUTION COPY

AMENDMENT

THIS AMENDMENT (“Amendment”) is made this 1st day of December, 2016 by and between Pfizer, Inc., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 235 East 42nd Street, New York, New York 10017 United States (“Pfizer”), and Cellectis SA, a corporation organized and existing under the laws of France and having a place of business at 8 rue de la Croix Jarry, 75013 Paris, France (“Cellectis”).

WHEREAS, Pfizer and Cellectis are Parties to the Research Collaboration and License Agreement dated June 17, 2014 (as amended from time to time, the “Pfizer Collaboration Agreement”);

WHEREAS, in furtherance of, and as part of, the transactions contemplated by the Pfizer Collaboration Agreement, subject to the terms and conditions set forth in this Amendment, Cellectis desires to clarify the grant of certain rights to Pfizer;

WHEREAS, pursuant to the Servier Agreement (as defined in the Pfizer Collaboration Agreement), Cellectis granted certain exclusive patent rights to Servier on the terms set forth therein in respect of, among other things, the Other Products in the Other Field in the Other Territory;

WHEREAS, in furtherance of, and as part of, the transactions contemplated by the Servier Agreement and pursuant to the terms set forth therein, Servier has requested that Cellectis license certain patent rights to Pfizer in respect of the Other Products in the Other Field in the Other Territory; and

WHEREAS, the parties desire to amend the Pfizer Collaboration Agreement as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 1 is amended to include the following definitions:

1.88    “Other Field” means anti-tumor adoptive immunotherapy, together with any additional fields as amended from time to time by Cellectis at the written direction of Servier pursuant to Section 4.3(b) of the Servier Agreement.

1.89    “Other Products” means, as of the Effective Date, UCART19 [***], corresponding to an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against [***] target, and including specific attributes, as initially developed by Cellectis as per the Servier Agreement, and that are initially licensed by Cellectis to Servier as per the Servier Agreement together with any additional allogeneic anti-tumor adoptive T-cell CARs that bind to [***] as may be optioned by Servier from Cellectis under the

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Servier Agreement, together with any additional products as amended from time to time by Cellectis at the written direction of Servier pursuant to Section 4.3(b) of the Servier Agreement.

1.90    “Other Territory” means the United States of America together with any additional territories as amended from time to time by Cellectis at the written direction of Servier pursuant to Section 4.3(b) of the Servier Agreement.

1.123 “Servier” means Les Laboratoires Servier, a corporation organized and existing under the laws of France and having a place of business located at 50 rue Carnot, 92150 Suresnes, France.

The remaining definitions will be renumbered in alphabetical order as necessary.

2.	Section 4.1.2 of the Pfizer Collaboration Agreement is replaced in its entirety with the following:

4.1.2 [***] Patent	Rights.

(a)    Subject to the terms and conditions of this Agreement on a Pfizer Target-by-Pfizer Target basis and effective on the Target Designation Date for such Pfizer Target, Cellectis hereby grants to Pfizer and its Affiliates the right to use the [***] engineered by Cellectis pursuant to this Agreement to Develop Pfizer Licensed Products until the filing of an IND for each Pfizer Licensed Product, in the Field.

(b)    Subject to the terms and conditions of this Agreement on an Other Product-by-Other Product basis and effective as of October 30, 2015 (or such later date as such Other Product is included hereunder pursuant to Section 4.3(b) of the Servier Agreement), Cellectis hereby grants to Pfizer and its Affiliates the right to use the [***] engineered by Cellectis pursuant to the Servier Agreement to Develop Other Products, and Cellectis shall further have the obligation to grant the rights set forth in this Section 4.l.2(b) to subcontractors as directed by Pfizer pursuant to Section 4.l.5(b) herein, until the filing of an IND for each Other Product, in the Other Field.

(c)    Subject to the terms and conditions of this Agreement, on a Pfizer Target-by-Pfizer Target basis and effective upon the filing of an IND for each individual Pfizer Licensed Product developed under 4.1.2(a), Cellectis hereby grants to Pfizer and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Pfizer Licensed Product in the Field in the Territory, with the right to sublicense as provided in Section 4.1.3. Notwithstanding the foregoing, Pfizer hereby acknowledges and agrees that Cellectis shall have the right and obligation to grant licenses and rights to a Third Party as set forth in Section 4.l5(b) and Pfizer’s license and other rights under the [***] Patent Rights shall be

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limited accordingly so long as any such agreement remains in effect with such Third Party. For the sake of clarity, the license granted to Pfizer by Cellectis herein does not give Pfizer the right (i) to [***] or (ii) sublicense the [***] Patent Rights pursuant to Section 4.1.4, provided however that Pfizer may sublicense pursuant to Section 4.1.4 solely in relation to a transaction involving, with respect to all [***] Patent Rights, only the [***] Patent Rights owned by Cellectis or owned by University of Minnesota.

(d)    Subject to the terms and conditions of this Agreement, on an Other Product-by-Other Product basis and effective upon the filing of an IND for each individual Other Product developed under 4.1.2(b), Cellectis hereby grants to Pfizer and its Affiliates an exclusive (even as to Cellectis) license under the [***] Patent Rights, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Other Product in the Other Field in the Other Territory, and Cellectis shall further have the obligation to grant the licenses and rights set forth in this Section 4.1.2(d) to subcontractors as directed by Pfizer pursuant to Section 4.1.5(b) herein. For the sake of clarity, the license granted to Pfizer by Cellectis herein does not give Pfizer the right (i) to [***] or (ii) sublicense the [***] Patent Rights pursuant to Section 4.1.4, provided however that Pfizer may sublicense pursuant to Section 4.1.4 solely in relation to a transaction involving, with respect to all [***] Patent Rights, only the [***] Patent Rights owned by Cellectis or owned by University of Minnesota.

(e)    In accordance with Section 4.l.5(b) of this Agreement, Pfizer has directed Cellectis to grant certain rights to Servier previously granted to Pfizer pursuant to Sections 4.l.2(a) and (c) herein. Pfizer hereby consents to the license granted by Cellectis to Servier pursuant to the Servier Agreement, as amended. The parties acknowledge and agree that any rights or licenses that have been granted to Servier at Pfizer’s request (including any expansions of such rights or licenses, pursuant to this Agreement, that Pfizer directs Cellectis in writing to grant to Servier), or that may hereafter be granted by Cellectis to Servier, a subcontractor as directed by Servier, or a Third Party at the request of Pfizer, are rights or licenses that were provided to Pfizer pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated hereunder, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Pfizer have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Servier, Pfizer or any other person or entity in connection with the foregoing. Without limiting the foregoing, the parties agree and acknowledge that all consideration paid or to be paid, whether one-time payments, milestone payments, royalty payments or otherwise, to Cellectis under the Servier Agreement or this Agreement shall not be reduced or otherwise modified or amended because of the license granted to Servier or other parties as contemplated hereby.

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3.	Section 4.1.5 of the Pfizer Collaboration Agreement is replaced in its entirety with the following:

(a)	Direct License to Affiliates. Pfizer may at any time request and authorize Cellectis to grant licenses directly to Affiliates of Pfizer by giving written notice designating to which Affiliate a direct license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license agreement with such designated Affiliate of Pfizer. All such direct license agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license will be exercised. The Parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license agreements and this Agreement to the terms of this Agreement as set forth on the Effective Date. In countries where the validity of such direct license agreements requires prior governmental approval or registration, such direct license agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Pfizer. All costs of making such direct license agreement(s), including Cellectis’ reasonable attorneys’ fees, under this Section 4.1.4 will be borne by Pfizer. Cellectis may provide a copy of any such license or similar agreements (and this Agreement) to any of its direct or indirect licensors to the extent required to comply with the terms of any license agreement to which Cellectis is a party from time to time.

(b)	Direct License to Third Parties. Pfizer may at any time request and authorize Cellectis to grant the rights and licenses set forth in Sections 4.l.2(a), 4.1.2(b), 4.l.2(c) and 4.l.2(d) of this Agreement directly to third parties by giving written notice designating to which Third Party such direct right or license is to be granted. Upon receipt of any such notice, Cellectis will enter into and sign a separate direct license or similar agreement with such designated Third Party, which, to the extent involving [***] Patent Rights licensed to Cellectis by Life Technologies Corporation, must include a license in respect of all of the [***] Patent Rights. All such direct license or similar agreements will be consistent with the terms and conditions of this Agreement, except for such modifications as may be required by the laws and regulations in the country in which the direct license or right will be exercised. Cellectis may provide a copy of any such license or similar agreements to any of its direct or indirect licensors to the extent required to comply with the terms of any license agreement to which Cellectis is a party from time to time. The parties further agree and acknowledge that no additional consideration would be due to Cellectis from Pfizer or such Third Party in respect of the grant of any such license or similar right, and the grant of any such license or similar right shall limit Pfizer’s license and other rights accordingly so long as any such agreement remains in effect with such Third Party. The parties acknowledge and agree that any rights or licenses that may hereafter be granted by Cellectis at the request of Pfizer as contemplated by the immediately preceding sentence are rights or licenses that were previously provided to Pfizer pursuant to this Agreement in accordance with the broad

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collaboration and development activities contemplated by such agreement, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Pfizer have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Pfizer or any other person or entity in connection with the foregoing. The parties further agree to make any amendments to this Agreement that are necessary to conform the combined terms of such direct license or similar agreements and this Agreement to the terms of this Agreement. In countries where the validity of such direct license or similar agreements requires prior governmental approval or registration, such direct license or similar agreements will not become binding between the parties thereto until such approval or registration is granted, which approval or registration will be obtained by Pfizer or the Third Party, as applicable.

4.	Sections 9.7.4(a) and (b) of the Pfizer Collaboration Agreement are replaced in their entirety with the following:

(a)	If Cellectis terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.4, or if Pfizer terminates this Agreement with respect to any Pfizer Target pursuant to Section 9.5, then (i) all licenses granted by Cellectis to Pfizer under Sections 4.1.1, 4.1.2 and 4.1.3 with respect to any such Pfizer Target will terminate, (ii) any Pfizer Licensed Product Targeting such Pfizer Target will terminate, and (iii) any material or Confidential Information provided by Cellectis to Pfizer in the course of the performance of this Agreement will be returned or destroyed as directed by Cellectis.

(b)

If Cellectis terminates this Agreement in its entirety pursuant to Section 9.4, or if Pfizer terminates this Agreement in its entirety pursuant to Section 9.5: (i) all licenses granted by Cellectis to Pfizer under Sections 4.1.1, 4.1.2(a), 4.1.2(c) and 4.1.3 will terminate, (ii) all rights and licenses granted by Cellectis to Pfizer pursuant to Section 4.l.2(b) and 4.1.2(d), and all obligations to which the parties are bound hereunder with relation thereto, will continue in full force and effect, to the extent such rights and licenses were not previously or concurrently terminated (including as set forth in Section 9.7.4(a) herein) and will subsequently terminate in accordance with the terms of the Servier Agreement, wherein such rights and licenses were initially granted to Servier, (iii) Cellectis will have no further obligations to Pfizer under this Agreement other than those obligations that expressly survive termination in accordance with Section 9.9, (iv) all rights and licenses granted by Pfizer to Cellectis pursuant to Section 4.2 will continue, (v) Pfizer’s right of first refusal set forth in Section 3.9 will continue to the extent that such Cellectis Product is Covered by Licensed Pfizer Intellectual Property and (vi) any material or Confidential Information provided by Cellectis to Pfizer in the course of the performance of this Agreement will be returned or destroyed as directed in writing by Cellectis. For the avoidance of doubt, all rights and licenses granted by Cellectis to Pfizer pursuant to Section 4.1.2(b) and 4.1.2(d), and all obligations to which the parties are bound hereunder with relation thereto, will terminate immediately upon the earlier to occur of (i) termination or expiration of the of the license granted by Cellectis to Servier in respect of the [***] Patent Rights for the Other Products pursuant to the Servier Agreement, or (ii) on an Other Product-by-Other Product basis, termination or expiration of the license granted by Servier to Pfizer in respect of an Other Product pursuant to the Exclusive License and Collaboration Agreement dated as of October 30, 2015 by and between Pfizer and Servier (as amended from time to time).

Except as modified and amended herein, the terms and conditions of the Agreement shall remain in full force and effect. The Agreement and this Amendment constitute the entire understanding between the Parties and supersedes all prior agreements, whether written or oral. No modification or amendment to the Agreement or Amendment shall be valid unless in writing and signed by both Parties.

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IN WITNESS WHEREOF, the Parties hereby agree to the forgoing.

PFIZER, INC.

By:	/s/ John DeYoung
Name: Title:	John DeYoung Vice President

CELLECTIS S.A.

By:	/s/ André Choulika
Name: Title:	André Choulika Chief Executive Officer

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